UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 15, 2019 (July 12, 2019)

Altimmune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

910 Clopper Road Suite 201S Gaithersburg, Maryland		20878
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (240) 654-1450

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 12, 2019 (the “Closing Date”), Altimmune, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition of Spitfire Pharma, Inc., a Delaware corporation (“Spitfire”), pursuant to the terms of the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and among the Company, Springfield Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub I”), Springfield Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), Spitfire, and David Collier, as the stockholder representative. Prior to the Closing Date, Spitfire was a privately held, preclinical pharmaceutical company developing a novel dual GLP-1/glucagon receptor agonist for the treatment of non-alcoholic steatohepatitis.

On the Closing Date, Merger Sub I merged with and into Spitfire, with Spitfire continuing as the surviving entity (the “First Merger”), and, as a part of the same overall transaction, the surviving entity of the First Merger merged with and into Merger Sub II, with Merger Sub II continuing as the surviving entity and a wholly-owned subsidiary of the Company (the “Second Merger,” and, together with the First Merger, the “Merger”). Immediately following the consummation of the Second Merger, the name of Merger Sub II was changed to “Spitfire Pharma, LLC”.

In connection with the closing, the Company will issue 1,887,250 unregistered shares of its common stock (the “Shares”) as upfront consideration to certain holders of Spitfire common stock, preferred stock, and restricted stock (collectively, the “Spitfire Equityholders”), representing an amount equal to $5.0 million less working capital and transaction expense adjustment amounts (the “Closing Consideration”). The number of Shares to be issued as payment of the Closing Consideration was determined based on the average of the closing prices of the Company’s common stock as reported on the Nasdaq Global Market for the twenty (20) consecutive trading days prior to and including July 8, 2019, the date on which the parties entered into the Merger Agreement.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 9, 2018, and is incorporated by reference herein in its entirety.

Item 3.02.	Unregistered Sales of Equity Securities.

The information related to the issuance of shares of the Company’s common stock set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the Shares to the Spitfire Equityholders will not be registered under the Securities Act and the Shares will be issued in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure.

On July 15, 2019, the Company issued a press release announcing the closing of the Merger. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1* +	Agreement and Plan of Merger and Reorganization, dated July 8, 2019, by and among Altimmune, Inc., Springfield Merger Sub, Inc., Springfield Merger Sub, LLC, Spitfire Pharma, Inc. and David Collier, as the Stockholder Representative (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 9, 2019)

99.1	Press release of Altimmune, Inc., dated July 15, 2019

*	Previously Filed
+

Certain exhibits and schedules within this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2019	ALTIMMUNE, INC.

	By:	/s/ William M. Brown
William M. Brown
Chief Financial Officer